Exhibit 99.4

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, (the “Agreement”) dated as of April 20, 2018, by and between Pristine Acquisition, Inc., a Delaware corporation (“PRISTINE”), and Big Time Holdings, Inc., a Delaware corporation, (“BTHI”) in accordance with Section 251 of the General Corporation Law of the State of Delaware, (the “DGCL”), together (the “Constituent Corporations”).

RECITALS:

WHEREAS, Pristine is a corporation organized on June 30, 2017 and existing in good standing under the laws of the State of Delaware.

WHEREAS, on the date hereof, the total number of shares of all classes of capital stock that Pristine has authority to issue is 520,000,000 shares, consisting of: (i) 500,000,000 shares of Common Stock, par value $.0001 per share, (the “Pristine Common Stock”) of which 20,000,000 are issued and outstanding; (ii) 20,000,000 shares of Preferred Stock,, $0.0001 par value per share, (the “Pristine Preferred Stock”), and with the Pristine Common Stock, (the “Pristine Capital Stock”), of which no shares are issued and outstanding.

 WHEREAS, BTHI is a corporation organized on November 28, 2017 and existing in good standing under the laws of the State of Delaware.

WHEREAS, on the date hereof, the total number of shares of all classes of capital stock that BTHI has authority to issue is 520,000,000 shares, consisting of: (i) 500,000,000 shares of Common Stock, (“BTHI Common Stock”) of which 1,279,884 are issued and outstanding; (ii) 20,000,000 shares of Preferred Stock,$0.0001 par value per share,(“ the BTHI Preferred Stock”), and with the BTHI Common Stock (the “BTHI Capital Stock”), of which no shares are issued and outstanding.

WHEREAS, BTHI trades on the OTC Markets Group electronic quotation system on the OTC Pink tier. BTHI is the ticker symbol. The CUSIP Number for BTHI is 089692107. BTHI will continue to trade with the same CUSIP Number before and after the Effective Time of Merger.

WHEREAS the sole officer and director of PRISTINE is the sole officer and director of BTHI.

WHEREAS the respective board of directors and the majority vote of shareholders of each of the Constituent Corporations after careful consideration has declared it advisable and in the best interests of the Constituent Corporations to merge BTHI with and into PRISTINE with BTHI as the surviving corporation,(“Surviving Corporation”) with each holder of Pristine Capital Stock receiving one share of BTHI Capital Stock in exchange for such share of Pristine Capital Stock. The board of directors and majority vote of shareholders of each Constituent Corporation have approved the Agreement pursuant to the provisions of the DGCL and upon the terms and conditions set forth in this Agreement.

 NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that BTHI shall be merged with and into PRISTINE with BTHI as the Surviving Corporation, (the “Merger”) upon the terms and conditions set forth below.

ARTICLE 1

PRINCIPAL TERMS OF THE MERGER

1.1	Merger. BTHI shall be merged with and into PRISTINE and the separate existence of PRISTINE shall cease. BTHI shall be the surviving corporation (sometimes hereinafter referred to as the Surviving Corporation in the Merger by virtue of, and shall be governed by, the laws of the state of Delaware.

1.2	Effective Time. As soon as practicable on or after the date hereof, the Surviving Corporation shall file a Certificate of Merger executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware (the "Secretary of State") and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall be effective upon acceptance of the Certificate of Merger for filing with the Secretary of State of the State of Delaware, (the date and time the Merger becomes effective being referred to herein as the ("Effective Time"). The execution and delivery hereof by the constituent corporations shall constitute the approval and adoption of, and consent to, the Merger Agreement and the transactions contemplated thereby.

1.3	Emerging Growth Company. BTHI is and will be at the Effective Time an emerging growth company under the JOBS Act. BTHI shall continue to be deemed an emerging growth company until the earliest of:

(i)	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 or more;
(ii)	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under the Securities Act of 1933;
(iii)	The date on which such issuer has, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or
(iv)	The date on which such issuer is deemed to be a large accelerated filer, as defined in Rule 12b-2 of the Exchange Act.

1.4 Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be restated in the Merger and as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by the DGCL.

1.5 Bylaws of the Surviving Corporation. The bylaws of the Surviving Corporation shall be the bylaws of BTHI as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

1.6 Directors and Officers. At the Effective Time of the Merger, The directors and officers of BTHI immediately preceding the Effective Time shall be the directors and officers of the Surviving Corporation and until their successors are duly elected and qualified.

ARTICLE 2

CONVERSION, RIGHTS AND CERTIFICATES

2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of BTHI, PRISTINE or any holder of any securities thereof:

(a) Conversion of Pristine Capital Stock. Each share of Pristine Capital Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of BTHI Capital Stock.

(b) Cancellation of Pristine Capital Stock Held as Treasury Stock. Each share of Pristine Capital Stock held in the treasury of Pristine shall be cancelled and retired.

(c) Options. Each option to acquire shares of Pristine Capital Stock outstanding immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option to acquire, upon the same terms and conditions, the number of shares of BTHI Capital Stock that is equal to the number of shares of Pristine Capital Stock the optionee would have received had the optionee exercised such option in full immediately before the Effective Time (whether or not such option was then exercisable) and the exercise price per share under each such option shall be equal to the exercise price per share thereunder immediately before the Effective Time.

(d) Rights of Certificate Holders. Upon conversion thereof, all shares of Pristine Capital Stock shall no longer be outstanding and shall cease to exist and each holder of a certificate or shares held in book-entry form representing any such shares of Pristine shall cease to have any rights with respect to such shares of Pristine Capital Stock Company, except, in all cases, as set forth in Section 2.2 herein.

2.2 Certificates. At and after the Effective Time until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate and each outstanding book-entry that, immediately prior to the Effective Time, evidenced shares of Pristine Capital Stock shall be deemed for all purposes to evidence ownership of and to represent the same number of shares of BTHI Capital Stock represented by such certificate or in book-entry form that have been converted as herein provided and shall be so registered on the books and records of BTHI and its transfer agent.

2.3 Reorganization. For United States federal income tax purposes, the Merger is intended to constitute a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

ARTICLE 3

TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

3.1 Succession. At the Effective Time, the Merger shall have the effects specified in the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective Constituent Corporations, and the title to any real estate, whether by deed or otherwise vested in the Constituent Corporations or either of them, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall subsequently attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

3.2 Additional Actions. If, at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of PRISTINE acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation may execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement.

ARTICLE 4

AMENDMENTS

4.1 Amendments. The Board of Directors of each Constituent Corporation may amend, modify, or supplement this Agreement at any time before the Effective Time.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated and the Merger abandoned at any time before the filing of this Agreement with the Secretary of State of Delaware, whether before or after stockholder approval of this Agreement, by the consent of the Board of Director of each constituent corporation.

5.2 Captions and Section Headings. As used herein, captions and section headings are for convenience only and are not a part of this Agreement and shall not be used in construing it.

5.3 Entire Agreement. This Agreement and the other documents delivered pursuant hereto and thereto, or incorporated by reference herein, contain the entire agreement between the parties hereto concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof.

5.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

5.5 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

5.7 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

5.8 Governing Law. This Agreement shall be construed in accordance with the laws of Delaware.

IN WITNESS WHEREOF, BTHI and PRISTINE have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Pristine Acquisition, Inc.

BY:
/s/ Thomas DeNunzio
Name: Thomas DeNunzio
Title: CEO, President, Secretary

Big Time Holdings, Inc.

BY:
/s/ Thomas DeNunzio
Name: Thomas DeNunzio
Title: CEO, President, Secretary